SCHEDULE 14A
                                 (Rule 14a-101)
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement          [ ] Confidential, For Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting  Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12


                                 FIRSTMARK CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Common Stock, par value $5.00 per share, of Investors Southern Corporation

     (2)  Aggregate  number of  securities  to which  transaction  applies:

          499 shares of Common Stock of Investors Southern Corporation

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          $6,750,000, representing the cash payment to be received by the Registrant for all shares of Common Stock of Investors Southern Corporation

     (4)  Proposed maximum aggregate value of transaction:

          $6,750,000

     (5)  Total fee paid:

          $1,350

[X]       Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
                  ..............................................................
         (2)      Form, Schedule or Registration Statement no.:
                  ..............................................................
         (3)      Filing Party:
                  ..............................................................
         (4)      Date Filed:
                  ..............................................................

                                 FIRSTMARK CORP.

                                  P.O. Box 1398
                            Richmond, Virginia 23218
                                 (804) 648-9048


                         SPECIAL MEETING OF SHAREHOLDERS



Dear Shareholder:

         You should have recently received in the mail proxy materials that relate to a special meeting of shareholders of Firstmark Corp. (the "Company") to be held on Wednesday, February 17, 1999 at 9:00 a.m. (the "Special Meeting"). At the Special Meeting, you will be asked to elect three directors to the Company's Board of Directors and to consider and vote upon the proposed sale of Southern Title Insurance Corporation to Old Guard Group, Inc., as described in the proxy materials. The proxy materials are dated January 28, 1999.

         To make sure that there is a complete distribution of the proxy materials to shareholders who may hold their shares through a broker or other nominee, the Company will call the Special Meeting to order at its scheduled time and then promptly adjourn it. The Special Meeting will be adjourned until February 24, 1999 at 9:00 a.m. The continuation of the Special Meeting will be held at the office of Southern Title Insurance Corporation, One James Center, 901 East Cary Street, 17th Floor, Richmond, Virginia 23219.

         If you have already returned your proxy card for the Special Meeting, you do not have to submit a new proxy card, and your proxy will be voted at the continuation of the Special Meeting following the adjournment in accordance with your instructions.

         Whether or not you plan to attend the Special Meeting, it is important that your shares be represented and voted. We hope that you will participate in the Special Meeting, either in person or by proxy.

                                   Sincerely,



                                   Donald V. Cruickshanks
                                   President and Chief Executive Officer


Richmond, Virginia
February 11, 1999